Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, David M. Morse, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Location Based Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: July 14, 2015	By:	/s/ David M. Morse
Name: David M. Morse
President and Chief Executive Officer

I, Gregory Andrews, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Location Based Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: July 14, 2015	By:	/s/ Gregory Andrews
Gregory Andrews
Chief Financial Officer